Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08 on Form S-3 of our report dated February 26, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to FPL Group, Inc.’s and Florida Power & Light Company’s adoption of new accounting standards) relating to the consolidated financial statements of FPL Group, Inc. and Florida Power & Light Company and our report dated February 26, 2007 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of FPL Group, Inc. and Florida Power & Light Company for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in each Prospectus, which are part of this Registration Statement.

/s/ Deloitte & Touche LLP
Miami, Florida
May 2, 2007